UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road
Suite 1000
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2018, Sparton Corporation (the “Company”) and its wholly owned subsidiaries that are Loan Parties entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Credit and Guaranty Agreement (“Credit Agreement”) dated as of September 11, 2014, as amended to date, with the financial institutions from time to time party thereto (the “Lenders”) and BMO Harris Bank, N.A., as a Lender and as agent for the Lenders. The significant terms of the Amendment are as follows:

(a)	the revolving credit facility is reduced from $125,000,000 to $120,000,000;

(b)	the applicable margin for base rate loans and reimbursement obligations are adjusted as follows: (i) 3.5% for applicable periods where the Total Funded Debt to EBITDA ratio is greater than or equal to 3.00 to 1.00 and (ii) 2.5% for applicable periods where the Total Funded Debt to EBITDA ratio is less than 3.00 to 1.00;

(c)	the applicable margin for Eurocurrency loans and letter of credit fees are adjusted as follows: (i) 4.5% for applicable periods where the Total Funded Debt to EBITDA ratio is greater than or equal to 3.00 to 1.00 and (ii) 3.5% for applicable periods where the Total Funded Debt to EBITDA ratio is less than 3.00 to 1.00;

(d)	requires that the Loan Parties maintain minimum trailing 4 quarter EBITDA of $21,400,000 for the fiscal quarter ending March 2018 and $20,000,000 for the fiscal quarter ending June 2018;

(e)	the maximum Total Funded Debt to EBITDA ratio is adjusted as follows: (i) 4.50 to 1.00 for the fiscal quarters ending March 2018 and June 2018 and (ii) 3.00 to 1.00 for the fiscal quarter ending September 2018 and each fiscal quarter thereafter;

(f)	requires the engagement of a restructuring consultant if the Company does not enter into a definitive sale agreement by May 31, 2018 or such later date as the Lenders permit; and

(g)	revises language related to limitations on EBITDA Limited Addbacks and changes the limit of the EBITDA Limited Addbacks for the fiscal quarter ended June 2018 from a percentage of EBITDA to $5,500,000.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. A copy of the Amendment No. 5 To Amended and Restated Credit and Guaranty Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 5 To Amended and Restated Credit and Guaranty Agreement entered into between the Lenders, the Company and the Sparton Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: May 7, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer